Exhibit 31.2

Certification of the Chief Financial Officer

Pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934

I, Michael Anthofer, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Tessera Technologies, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 8, 2012	/S/ MICHAEL ANTHOFER
Michael Anthofer
Executive Vice President and Chief Financial Officer